EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                                                           FOR RELEASE  June 3, 2008

FOR FURTHER INFORMATION, CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri 63103	TELEPHONE	(314) 231-1575

CPI Corp. Announces First Quarter 2008 Results

Key Highlights

●	First quarter sales increased 79% to $103.4 million in 2008 from $57.8 million in 2007 due to the contribution of the PictureMe Portrait Studio business acquired in June 2007

o	First quarter Sears Portrait Studio sales declined 8% to $53.1 million in 2008 from $57.8 million in 2007
o	First quarter PictureMe Portrait Studio sales totaled $50.3 million in 2008, an estimated same-store sales decline of 12% from comparable 2007 levels

●	First quarter adjusted EBITDA improved 23% to $9.5 million from $7.8 million in 2007. Trailing 52 week adjusted EBITDA increases to $50.7 million.

●	First quarter EPS declined to a loss of ($0.04) from earnings of $0.40 in the prior year period due to increases in depreciation and amortization, one-time charges and impairments and interest expense associated with the PictureMe Portrait Studio acquisition.

●	PictureMe Portrait Studio integration and operational improvement effort continues to proceed well. Results reflect previously anticipated productivity gains in manufacturing and studio labor and progress eliminating corporate support costs.

●
The PictureMe Portrait Studio digital conversion effort is now over 40% complete with 919 studios converted as of June 2, 2008.  The Company continues to expect to convert all PMPS U.S., Canadian and Mexican studios by the end of the year.

ST. LOUIS, June 3/PRNewswire-FirstCall/ -- CPI Corp. (NYSE: CPY) today reported that net sales for the first quarter of 2008 increased $45.6 million or 79.0% to $103.4 million from the $57.8 million reported in the first quarter of 2007 as a result of the inclusion of net sales of $50.3 million attributable to the Company’s PMPS brand.  The Company also reported a net loss of $256,000 or $0.04 per diluted share for the 12-week first quarter ended April 26, 2008 compared to net earnings of $2.6 million or $0.40 per diluted share reported in the comparable quarter of fiscal 2007.  The Company's first quarter 2008 results reflect higher borrowings associated with the acquisition of the PictureMe Portrait Studio (“PMPS”) business in June 2007 as well as increased depreciation and amortization and one-time charges and impairments.

During the first quarter of 2008, net sales from the Company’s Sears Portrait Studio (“SPS”) decreased $4.7 million or 8.0% to $53.1 million from the $57.8 million reported in the first quarter of 2007.  The 2008 first quarter SPS sales performance was the result of a 10.2% decline in sittings, partially offset by a 2.6% increase in average sale per customer sitting.   PMPS’s $50.3 million in sales represents an approximate 12% decrease in same store sales versus the comparable period of the prior year (such results not reported in the Company’s historical results).  This sales performance resulted from an approximate 25% decline in sittings, offset by an approximate 17% increase in average sale per customer sitting.  The Company believes that the comparison of year-over-year PMPS same store sales was significantly affected by  prior year efforts to launch the PMPS brand through discounted offers.

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The Company believes that both brands’ initial first quarter results were negatively impacted by the timing of Easter, a seasonally important time for portraiture sales, which fell two weeks earlier in 2008 than in 2007.  Historically, earlier Easters translate into lower sales due to their closer proximity to the preceding Christmas holiday season during which customers are most portrait-active.  The Company also believes the results reflect a challenging economic environment including a substantial rise in gasoline and food prices which is affecting discretionary purchases such as portraiture.

Costs and expenses were $102.7 million in the first quarter of 2008, compared with $53.7 million in the comparable prior year period.  Cost of sales, excluding depreciation and amortization expense, was $10.5 million in the first quarter of 2008 compared with $5.0 million in the comparable prior year period.   The increase in cost of sales is attributable to the inclusion of PMPS cost of sales in the first quarter of 2008, partially offset by decreased production costs resulting from lower overall manufacturing production levels, additional gains in manufacturing productivity and an improved product mix.

Selling, general and administrative (“SG&A”) expenses were $83.9 million and $45.2 million for first quarter of 2008 and 2007, respectively.  The increase in first quarter 2008 SG&A costs is attributable to the inclusion of PMPS’s costs.  Additionally, expense increased due to $1.2 million of digital training and travel related to the conversion of PMPS studios during the quarter and a 2007 non-recurring reduction of approximately $838,000 attributable to a change in the Company’s vacation and sick pay. These increases were partially offset by decreased advertising spending and lower studio employment costs.  Reduced host sales commissions, partially offset by an accrual for contingent commissions due to Sears as a result of the PMPS acquisition, also resulted in lower SG&A cost for the quarter as compared to the prior year.

Depreciation and amortization increased to $7.5 million in the first quarter of 2008, compared to $3.4 million in the comparable quarter of 2007.  This increase is attributable to the inclusion in the first quarter of 2008 of depreciation and amortization related to the PMPS brand and includes $664,000 of amortization of intangible assets resulting from the PMPS acquisition.

One-time charges and impairments reflect costs incurred from strategic actions implemented by the Company to restructure its operations, costs that are unpredictable and atypical of the Company’s operations and additional charges due to asset impairments.  In the first quarter of 2008 and 2007, the Company recognized $794,000 and $29,000, respectively, in one-time charges and impairments.  Expense in 2008 primarily represents costs associated with the PMPS acquisition, which include severance costs, severance accruals and other integration-related costs relative to the PMPS acquisition.

PMPS Integration Update
As of June 2, 2008, 919 U.S. studios have been converted to digital technology. The installation of a new digital lab sufficient to handle the worldwide fulfillment requirements of the PictureMe Portrait Studio business was substantially completed last month. The Company is also testing new sales and marketing programs and studio work processes, implementing new performance management systems in the field, integrating back-office/support functions, and driving additional operating efficiencies in production and studio labor management.

The Company expects to transfer most remaining PMPS operations to the Company's existing support platforms during fiscal 2008, plans to convert all of its U.S. studios to digital technology prior to the 2008 holiday selling season and plans to convert substantially all of its Canadian and Mexican studios to digital technology by the end of fiscal 2008.

First quarter results reflect anticipated initial progress eliminating corporate support costs and driving production and studio labor productivity.  The Company expects to realize substantial savings from these activities by the end of fiscal 2008/ early fiscal 2009.

Host Contractual Update
The Company is currently in the final year of a 10-year contract with Sears that governs the operations of its U.S. Sears Portrait Studios. The Company and Sears are currently in discussions regarding a new, multi-year agreement.

2008 Second Quarter Preliminary Sales Update
SPS preliminary net sales for the first four weeks of the fiscal 2008 second quarter, which ended May 24, 2008, represent an approximate 7% decline versus the comparable period ended May 26, 2007.  This net decrease is the result of an approximate 9% decline in sittings, partially offset by an approximate 3% increase in average sale per customer sitting.

Preliminary net sales for the PMPS brand on a comparable store basis for the first four weeks of the fiscal 2008 second quarter which ended May 24, 2008 represent an approximate 5% decline versus the comparable period (not included in the Company’s historical results) ended May 26, 2007.  This net decrease is the result of an approximate 20% decline in sittings, partially offset by an approximate 18% increase in average sale per customer sitting.

The Company believes that the current economic climate, including reduced discretionary spending, is negatively impacting portrait activity.

About CPI Corp.
CPI is the leading portrait studio operator in North America offering photography services in approximately 3,100 locations in the United States, Puerto Rico, Canada and Mexico, principally in Sears and Wal-Mart stores.

Forward-Looking Statements
The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. We try to identify forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend," and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as our outlook for the integration of the PCA Acquisition, portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: the Company's dependence on Sears and Wal-Mart, the approval of our business practices and operations by Sears and Wal-Mart, the termination, breach or increase of the Company's expenses by Sears or Wal-Mart under our license agreements, customer demand for the Company's products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, increased debt level due to the acquisition of Portrait Corporation of America, Inc ("PCA"), the ability to successfully integrate the PCA acquisition, implementation of marketing and operating strategies, and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 2, 2008. The Company does not undertake any obligations to update any of these forward-looking statements.

The Company will host a conference call and audio webcast on Wednesday, June 4, at 10:00 a.m. central time to discuss the financial results and provide a Company update. To participate on the call, please dial 888-260-4537 or 706-634-1012 at least 5 minutes before start time.

The webcast can be accessed on the Company's own site at http://www.cpicorp.com as well as http://www.earnings.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 50259147. The replay will be available through June 11 by phone and for 30 days on the Internet.

Financial tables to follow . . .

CPI CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands except per share amounts)
(Un-audited)

	12 Weeks	Vs	12 Weeks	52 Weeks	Vs	52 Weeks
	April 26, 2008		April 28, 2007	April 26, 2008		April 28, 2007

Net sales	$103,443		$57,761	$469,708		$291,894

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	10,492		5,018	50,232		27,947
Selling, general and administrative expenses	83,910		45,232	371,057		219,759
Depreciation and amortization	7,512		3,413	31,427		16,147
Other charges and impairments	794		29	5,959		879
	102,708		53,692	458,675		264,732

Income from continuing operations	735		4,069	11,033		27,162

Interest expense	1,521		414	11,759		2,228

Interest income	362		306	1,890		813

Impairment (recovery) and related obligations
of preferred security interest	-		-	-		(587)

Other income (expense), net	6		(48)	229		56

Earnings (loss) from continuing operations
before income tax expense (benefit)	(418)		3,913	1,393		26,390

Income tax expense (benefit)	(162)		1,359	432		9,351

Net earnings (loss) from continuing operations	(256)		2,554	961		17,039

Net loss from discontinued operations
net of income tax benefit	-		-	(197)		-

Net earnings (loss)	$(256)		$2,554	$764		$17,039

Net earnings (loss) per common share - diluted
From continuing operations	$(0.04)		$0.40	$0.15		$2.67
From discontinued operations	-		-	(0.03)		-
Net earnings (loss) - diluted	$(0.04)		$0.40	$0.12		$2.67

Net earnings (loss) per common share - basic
From continuing operations	$(0.04)		$0.40	$0.15		$2.68
From discontinued operations	-		-	(0.03)		-
Net earnings (loss) - basic	$(0.04)		$0.40	$0.12		$2.68

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,450		6,388	6,431		6,378

Basic	6,450		6,363	6,411		6,353

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(In thousands)
(Un-audited)

	12 Weeks	Vs.	12 Weeks	52 Weeks	Vs.	52 Weeks

	Apr. 26, 2008		Apr. 28, 2007	Apr. 26, 2008		Apr. 28, 2007

Capital expenditures	$11,299		$772	$27,641		$2,488

EBITDA is calculated as follows:
Net (loss) earnings from continuing operations	$(256)		$2,554	$961		$17,039
Income tax (benefit) expense	(162)		1,359	432		9,351
Interest expense	1,521		414	11,759		2,228
Depreciation and amortization	7,512		3,413	31,427		16,147
Other non-cash charges	133		3	203		36

EBITDA (1) & (5)	$8,748		$7,743	$44,782		$44,801

Adjusted EBITDA (2)	$9,542		$7,772	$50,741		$45,093

EBITDA margin (3)	8.46%		13.41%	9.53%		15.35%

Adjusted EBITDA margin (4)	9.22%		13.46%	10.80%		15.45%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness.  EBITDA is unaffected by the debt and equity structure of the Company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.,

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$8,748	$7,743	$44,782	$44,801
EBITDA adjustments:
Impairment charges	32	7	282	7
Reserves for severance and related costs	-	-	1	638
Executive retirements/repositioning	-	6	-	34
Cost associated with acquisition	762	-	5,607	-
Contract terminations and settlements	-	-	-	-
Cost associated with strategic alternative review	-	16	-	200
Impairment (recovery) and related obligations
of preferred security interest	-	-	-	(587)
Other	-	-	69	-

Adjusted EBITDA	$9,542	$7,772	$50,741	$45,093

(3)	EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION (…continued)
(In thousands)
(Un-audited)

(5)	As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs.	12 Weeks	52 Weeks	Vs.	52 Weeks

	Apr. 26, 2008		Apr. 28, 2007	Apr. 26, 2008		Apr. 28, 2007

EBITDA	$8,748		$7,743	$44,782		$44,801
Income tax benefit (expense)	162		(1,359)	(432)		(9,351)
Interest expense	(1,521)		(414)	(11,759)		(2,228)
Adjustments for items not requiring cash:
Deferred income taxes	(329)		1,033	93		9,431
Deferred revenues and related costs	(731)		323	1,600		(3,606)
Impairment (recovery) and related obligations
of preferred security interest	-		-	-		(587)
Other, net	(42)		729	8,910		2,108
Decrease (increase) in current assets	2,174		1,068	1,670		1,475
Increase (decrease) in current liabilities	(11,409)		(3,990)	(10,052)		(4,762)
Increase (decrease) in current income taxes	(362)		439	(1,801)		(697)

Cash flows from continuing operations	$(3,310)		$5,572	$33,011		$36,584

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CPI CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
APRIL 26, 2008 AND APRIL 28, 2007
(In thousands)
(Un-audited)

	April 26, 2008	April 28, 2007
Assets

Current assets:
Cash and cash equivalents	$43,332	$30,676
Other current assets	31,391	25,740
Net property and equipment	60,577	24,043
Intangible assets	61,624	512
Other assets	25,076	11,245

Total assets	$222,000	$92,216

Liabilities and stockholders' equity

Current liabilities	$71,227	$46,859
Long-term debt obligations	102,893	7,825
Other liabilities	32,258	22,908
Stockholders' equity	15,622	14,624

Total liabilities and stockholders' equity	$222,000	$92,216

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